EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to incorporation by reference in the Registration Statement on Form
S-8 under the Securities Act of 1933 (SEC File No.
333-_____) of

(1) our independent auditor's report dated September 22, 2002, relating to the consolidated balance sheets of Phoenix International Industries, Inc. (a Florida corporation) and Subsidiaries as of May 31, 2002 and the related consolidated statements of operations and comprehensive loss, changes in shareholders' equity and cash flows for the year ended May 31, 2002, which report appears in the 2002 Annual Report on Form 10-KSB/A of Epicus Communication Group, Inc. (formerly Phoenix International Industries, Inc.) And

(2) our independent accountant's review report dated April 4, 2003 relating to the unaudited consolidated balance sheets of Phoenix International Industries, Inc. and Subsidiaries as of February 28, 2003 and the related statements of operations and comprehensive loss for the nine and three months ended February 28, 2003 and the statements of cash flows for the nine months ended February 28, 2003, which report has been separately submitted to management as said report relates our review of the financial statements included in the Quarterly Report on Form 10-QSB for the quarter ended February 28, 2003, pursuant to the requirements of SEC Release 34-42266.


                                                     /s/ S. W. Hatfield, CPA
                                                     -------------------------
                                                     S. W. HATFIELD, CPA
Dallas, Texas
June 24, 2003